AS FILED WITH THE COLORADO
                                           SECRETARY OF STATE ON AUGUST 27, 2003

STATEMENT OF CORRECTION

Form 165 Revised July 1, 2002 Filing fee: $5.00 Deliver to: Colorado Secretary of State Business Division 1560 Broadway, Suite 200 Denver, CO 80202-5169 This document must be typed or machine printed Copies of filed documents may be obtained at www.sos.state.ss.us


Pursuant to ss. 7-90-305, Colorado Revised Statutes (C.R.S.), the individual named below causes the following statement of correction to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The exact name of the entity is: Ten Stix Inc. organized under the laws of:

        Colorado
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2. Description of the document being corrected (i.e. Articles of Incorporation,
Amendment, Merger, or other) or attach copy of the document:

        Document Type                           Date Document was Filed
        -------------                           -----------------------
        Articles of Incorporation               January 10, 1996

3. Specify the incorrect statement and the reason it is incorrect, or the manner in which the execution, attestation, sealing, verification, or acknowledgment was defective:

     Preemptive rights are granted to shareholders. This box was accidentally marked wrong. The correct answer should be No.
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4. Statement of corrected information or correction of the defective execution, attestation, sealing, verification, or acknowledgment:

        Preemptive rights are granted to shareholders. This should be marked No.
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5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

     Thomas E. Sawyer President P. O. Box 699, Idaho Springs, Colorado 80452 and Tony A. Cranford VP/Secretary same address as above.
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OPTIONAL. The electronic mail and/or Internet address for this entity is/are:
e-mail: tenstix@att.net Web site: The Colorado Secretary of State may contact the following authorized person regarding this document: name Thomas E. Sawyer address P. O. Box 699 Idaho Springs. Co 80452 voice: 303 5670163 fax: e-mail: